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                                                            Exhibit 11.1


                                 EARNINGS PER SHARE
                                PRIMARY COMPUTATION
                 ($ in millions except share and per share amounts)


                                                           Six Months Ended
                                                              December 31,
                                                          1994         1993
- ----------------------------------------------------------------------------------
Basis for computation of earnings per
  common and common equivalent shares:
    Earnings from continuing operations                   $  75.3      $ 72.0
    Deduct dividends on 4 Percent
      cumulative preferred stock                              (.2)        (.2)
                                                          --------     -------
    Earnings from continuing operations
      available to common shareholders                       75.1        71.8
    Loss from discontinued operations                        (1.6)       (1.5)
                                                          --------     -------
    Available for common shareholders                     $  73.5      $ 70.3
                                                          ========     =======



Number of shares:
  Weighted average shares outstanding                     76,757,943   76,671,461
  Shares issuable upon exercise of stock options,
    net of shares assumed to be repurchased                  645,205      860,860
                                                          ----------   ----------
                                                          77,403,148   77,532,321
                                                          ==========   ==========



Earnings per common share:
  Continuing operations                                   $   .97      $  .93
  Discontinued operations                                    (.02)       (.02)
                                                          --------     -------

  Net earnings                                            $   .95      $  .91
                                                          ========     =======

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